Exhibit 99.1

Contact: Mark J. Grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Announces Third Quarter Results

Walla Walla, WA – October 20, 2010 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported that it had a net loss of $42.7 million in the third quarter ended September 30, 2010, compared to a net loss of $4.9 million in the immediately preceding quarter and a net loss of $6.4 million in the third quarter a year ago.  The current quarter’s results include a previously announced $24.0 million non-cash provision for income taxes as a result of adjustments to its current and deferred tax assets, a $20.0 million provision for loan losses, an $8.6 million charge for valuation adjustments on real estate owned and an other-than-temporary impairment (OTTI) charge of $3.0 million.

“For the third quarter we had solid revenue growth, reflecting a further significant reduction in deposit costs, strong mortgage banking activity and an increase in our average interest-earning asset balances as a result of our recent common stock offering.   We demonstrated improvement in our core business by continuing to change the composition of our deposit portfolio, increasing non-interest-bearing and other core deposit balances and customer relationships, while strengthening our on-balance-sheet liquidity and effectively managing controllable operating expenses,” said Mark J. Grescovich, President and Chief Executive Officer.  “While we are pleased with the progress in all of these areas during the quarter, the continuing high level of non-performing assets and related credit and operational costs have adversely affected our operating results, leading us to conclude that recording a valuation allowance for the deferred tax asset was appropriate at this time.  Improving our asset quality through aggressive management of our problem assets, including appropriate valuation adjustments when necessary, remains the primary focus for Banner.  We expect ultimately to recover this deferred tax valuation allowance in future periods when we sufficiently reduce the credit costs associated with non-performing assets and return to profitability.”

In the third quarter, Banner paid a $1.6 million dividend on the $124 million of senior preferred stock it issued to the U.S. Treasury in the fourth quarter of 2008 in connection with its participation in the Treasury’s Capital Purchase Program.  In addition, Banner accrued $398,000 for related discount accretion.  Including the preferred stock dividend and related accretion, the net loss to common shareholders was $0.40 per share for the quarter ended September 30, 2010, compared to a net loss to common shareholders of $0.28 per share in the second quarter of 2010 and a net loss to common shareholders of $0.44 per share for the third quarter a year ago.

For the first nine months of 2010, Banner reported a net loss of $49.2 million compared to a net loss of $32.2 million for the first nine months of 2009.  For the first nine months of 2010, the net loss to common shareholders was $1.04 per share, compared to a net loss of $2.11 per share for the first nine months of 2009.

Common Stock Offering

On June 30, 2010, Banner announced the funding of its offering of 75,000,000 shares of its common stock and the sale of an additional 3,500,000 shares pursuant to the partial exercise of the underwriters’ over-allotment option, at a price to the public of $2.00 per share.  On July 2, 2010, Banner announced the completion of the capital raise as the underwriters had exercised their over-allotment option for an additional 7,139,000 shares, at a price to the public of $2.00 per share.  In aggregate, Banner issued a total of 85,639,000 shares in the offering, resulting in net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, of approximately $161.6 million.

Banner intends to use a significant portion of the net proceeds from the offering to strengthen Banner Bank’s regulatory capital ratios and to support managed growth.  To that end, through September 30, 2010, the Company had invested $110.0 million of the net proceeds as additional paid-in common equity in Banner Bank.  The Company expects to use the remaining net proceeds for general working capital purposes, including additional capital investments in its subsidiary banks if appropriate.

Income Statement Review

“We achieved a further significant reduction in our cost of funds during the quarter through changes in our deposit mix and additional re-pricing opportunities.  The reduced cost of funds allowed our net interest margin to be nearly unchanged compared to the immediately preceding quarter and to increase by 33 basis points compared to the third quarter a year ago, despite significant pressure on asset yields,” said Grescovich.  “Loan yields, which have been relatively stable for a number of quarters, decreased modestly in the third quarter reflecting the impact of the continuing low interest rate environment on new loans and renewals.  However, overall asset yields declined more meaningfully because we continued to build our on-balance-sheet liquidity, which is currently invested in short-term instruments that pay very low interest rates.”  Banner’s net interest margin was 3.63% for the third quarter, compared to 3.65% in

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BANR – Third Quarter 2010 Results
October 20, 2010

the preceding quarter and 3.30% in the third quarter a year ago.  For the first nine months of 2010, Banner’s net interest margin was 3.63%, a 36 basis point improvement compared to 3.27% for the first nine months of 2009.

Funding costs for the third quarter decreased 22 basis points compared to the previous quarter and 81 basis points from the third quarter a year ago.  Deposit costs decreased by 25 basis points compared to the preceding quarter and 87 basis points compared to the third quarter a year earlier.  Asset yields decreased 28 basis points from the prior linked quarter and 48 basis points from the third quarter a year ago.  Loan yields declined three basis points compared to the preceding quarter, and declined two basis points from the third quarter a year ago.  Non-accruing loans reduced the margin by approximately 33 basis points in the third quarter compared to approximately 34 basis points in the preceding quarter and approximately 42 basis points in the third quarter of 2009.

Net interest income before the provision for loan losses was $39.9 million in the third quarter of 2010, compared to $38.9 million in the preceding quarter and $36.4 million in the third quarter a year ago.  In the first nine months of 2010, net interest income before the provision for loan losses increased 10% to $117.0 million, compared to $106.2 million in the first nine months of 2009.  Revenues from core operations* (net interest income before the provision for loan losses plus total other operating income excluding fair value and OTTI adjustments) were $49.2 million in the third quarter of 2010, compared to $45.9 million in the second quarter of 2010 and $45.2 million for the third quarter a year ago.  Revenues from core operations for the first nine months of 2010 increased 6% to $140.4 million, compared to $131.9 million in the first nine months of 2009.

During the quarter ended September 30, 2010, Banner recognized a $3.0 million other-than-temporary impairment charge on a trust preferred security issued by a single banking institution.  The security had previously been reported as a non-accruing, non-performing asset.  Publicly available information about the issuer of the security released during the third quarter caused management to believe that collection of this asset had become more uncertain resulting in the OTTI charge.  There was no OTTI charge in the second quarter of 2010 and a $1.3 million charge in the third quarter of 2009.  Third quarter 2010 results also included a net gain of $1.4 million ($1.4 million after tax, or $0.01 earnings per share) for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, compared to a net loss of $821,000 ($525,000 after tax, or $0.02 loss per share) in the second quarter of 2010 and a net gain of $6.0 million ($3.8 million after tax, or $0.20 earnings per share) in the third quarter a year ago.

Total other operating income, which includes the changes in the valuation of financial instruments noted above, was $7.7 million in the third quarter of 2010, compared to $6.2 million in the preceding quarter and $13.5 million for the third quarter a year ago.  For the first nine months of 2010, total other operating income was $21.6 million, compared to $38.1 million in the first nine months of 2009.  Total other operating income from core operations* (other operating income excluding fair value and OTTI adjustments) for the current quarter was $9.3 million, compared to $7.0 million the preceding quarter, and $8.8 million for the third quarter a year ago.  For the first nine months of 2010, total other operating income from core operations decreased to $23.3 million, compared to $25.6 million in the first nine months of 2009, primarily as a result of a decline in mortgage banking revenues in the 2010 period despite the increase in the most recent quarter.

“Mortgage loan production levels increased meaningfully during the third quarter reflecting the very low mortgage interest rate environment and better integration of the origination process with our retail delivery channel.  In addition, we sold a portion of the Great Northwest Home Rush loans that we had accumulated over the life of that program.   As a result, mortgage banking revenues increased 208% during the third quarter compared to the preceding quarter and 22% compared to the third quarter a year ago,” said Grescovich.  “Deposit fees and other service charges also increased modestly during the quarter, although activity levels for certain of these revenue sources, particularly merchant services, continue to be adversely impacted by the slow pace of economic recovery.”  Income from mortgage banking operations improved to $2.5 million in the quarter ended September 30, 2010, compared to $817,000 in the immediately preceding quarter and $2.1 million in the third quarter of 2009.  Deposit fees and other service charges were $5.7 million in the third quarter compared to $5.6 million in the preceding quarter and $5.7 million in the third quarter a year ago.

“Controllable operating expense remained well behaved and only modestly changed from the preceding quarter; however, expenses related to collection activities remained high.  In addition, we recorded $8.6 million in valuation adjustments in our real estate owned portfolio as recent appraisals demonstrated further declines in certain property values,” said Grescovich.  “We expect collection expenses and costs associated with real estate owned to remain elevated for a number of future quarters as we work down our inventory of non-performing assets.”

Total other operating expenses, or non-interest expenses, were $46.3 million in the third quarter of 2010, compared to $38.0 million in the preceding quarter and $36.6 million in the third quarter a year ago.  For the first nine months of the year, other operating expenses were $119.8 million compared to $107.3 million in the first nine months of 2009.  The increase in operating expense for the nine-month period largely reflects charges related to our real estate owned, including valuation adjustments, which increased to $19.0 million for the nine months ended September 30, 2010, compared to $5.2 million for the same period a year ago.

*Earnings information excluding fair value adjustments (alternately referred to as total other operating income from core operation or revenues from core operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s core operations reflected in the current quarter’s results.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

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BANR – Third Quarter 2010 Results
October 20, 2010

Credit Quality

“Credit costs have been a persistent challenge throughout the past several quarters and continue to adversely impact our profitability,” said Grescovich.  “The provision for loan losses in the third quarter remains high, reflecting still significant levels of non-performing loans and net charge-offs.  Charge-offs and delinquencies continue to be concentrated in loans for the construction of single-family homes and residential land development projects.  However, our exposure to one-to-four family residential construction and land development loans has continued to decline and at September 30, 2010 had been reduced to $364 million, or 10.4% of total loans outstanding.  Our reserve levels are substantial and both our impairment analysis and charge-off actions reflect current appraisals and valuation estimates.  While economic weakness persists, we remain diligent in our efforts to reduce credit costs substantially in 2011 and beyond as the economy recovers.”

Banner recorded a $20.0 million provision for loan losses in the third quarter, compared to $16.0 million in the preceding quarter and $25.0 million in the third quarter a year ago.  For the first nine months of 2010, the provision for loan losses was $50.0 million, compared to $92.0 million for the first nine months of 2009.  The allowance for loan losses at September 30, 2010 totaled $96.4 million, representing 2.76% of total loans outstanding and 57% of non-performing loans.  Non-performing loans totaled $170.3 million at September 30, 2010, compared to $177.9 million in the preceding quarter and $243.3 million at September 30, 2009.  Banner’s real estate owned and repossessed assets totaled $106.5 million at September 30, 2010, compared to $101.7 million three months earlier and $53.8 million a year ago.  Net charge-offs in the quarter totaled $19.1 million, or 0.53% of average loans outstanding, compared to $16.2 million, or 0.44% of average loans outstanding for the second quarter of 2010 and $20.5 million, or 0.53% of average loans outstanding for the third quarter of last year.  Non-performing assets totaled $277.4 million at September 30, 2010, compared to $283.1 million in the preceding quarter and $298.3 million a year earlier.  At September 30, 2010, Banner’s non-performing assets were 6.03% of total assets, compared to 6.02% at the end of the preceding quarter and 6.23% a year ago.

One-to-four family residential construction, land and land development loans were $364 million, or 10.4% of the total loan portfolio at September 30, 2010.  The geographic distribution of these construction, land and land development loans was approximately $120 million, or 33%, in the greater Puget Sound market, $154 million, or 43%, in the greater Portland, Oregon market and $19 million, or 5%, in the greater Boise, Idaho market as of September 30, 2010.  The remaining $71 million, or 19%, was distributed in the various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.

Non-performing residential construction, land and land development loans and related real estate owned were $148 million, or 53.4% of non-performing assets at September 30, 2010.  The geographic distribution of non-performing construction, land and land development loans and related real estate owned included approximately $64 million, or 43%, in the greater Puget Sound market, $58 million, or 39%, in the greater Portland market and $13 million, or 9%, in the greater Boise market, with the remaining $13 million, or 9%, distributed in the various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.

Balance Sheet Review

“Loan demand was modest during the quarter, as both businesses and consumers remain very cautious in the current economic environment.  In addition, we have continued to intentionally reduce our construction and land development loans over the past year.  As a result, total loans declined further in the third quarter,” said Grescovich.  “At September 30, 2010, our one-to-four family construction loans totaled $174 million, a $103 million reduction over the past year and a reduction of $481 million from their peak quarter-end balance of $655 million at June 30, 2007.  Similarly, total construction, land and land development loans have declined by $733 million from their peak quarter-end balance of $1.24 billion, also at June 30, 2007.”  Net loans were $3.40 billion at September 30, 2010, compared to $3.54 billion at June 30, 2010 and $3.80 billion a year ago.

Total assets were $4.60 billion at September 30, 2010, compared to $4.70 billion at the end of the preceding quarter and $4.79 billion a year ago.  Deposits totaled $3.76 billion at September 30, 2010, compared to $3.84 billion at the end of the preceding quarter and $3.86 billion a year ago.  Non-interest-bearing accounts totaled $613 million at September 30, 2010, compared to $548 million at the end of the preceding quarter and $547 million a year ago, a year-over-year increase of 12%.  At September 30, 2010, interest-bearing transaction and savings accounts were $1.46 billion, compared to $1.40 billion at the end of the preceding quarter and $1.31 billion a year ago, also a year-over-year increase of 12%.

“We made further progress in implementing our strategies to strengthen the franchise through our super community bank model,” said Grescovich.  “As a result, although we encouraged a significant reduction in higher cost certificate of deposit balances, Banner’s retail deposit franchise had another solid quarter of core deposit growth, significantly increasing non-interest-bearing and other transaction and savings deposit products, which helped improve our cost of funds and increased the opportunity for deposit fee revenue.  Much lower rates on renewed and retained certificates of deposit also significantly contributed to the decline in the cost of deposits and will provide a substantial benefit in future periods.”

Augmented by the recent stock offering, Banner Corporation and its subsidiary banks continue to maintain capital levels significantly in excess of the requirements to be categorized as “well-capitalized” under applicable regulatory standards.  Banner Corporation’s Tier

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BANR – Third Quarter 2010 Results
October 20, 2010

1 leverage capital to average assets ratio was 12.12% and its total capital to risk-weighted assets ratio was 16.95% at September 30, 2010.  Banner Bank’s Tier 1 leverage ratio was 10.77% at September 30, 2010, equal to the ratio at June 30, 2010 and in excess of the minimum level targeted in our Memorandum of Understanding agreed to with the FDIC.

Tangible stockholders’ equity at September 30, 2010 was $515.6 million, including $118.6 million attributable to preferred stock.  Tangible book value per common share was $3.57 at quarter-end.  At September 30, 2010, Banner had 111.2 million shares outstanding, compared to 19.7 million shares outstanding a year ago.  Tangible common stockholders’ equity was $397.0 million at September 30, 2010, or 8.65% of tangible assets, compared to $425.9 million, or 9.08% of tangible assets at June 30, 2010 and $278.0 million, or 5.82% of tangible assets a year ago.

Conference Call

Banner will host a conference call on Thursday, October 21, 2010, at 8:00 a.m. PDT, to discuss third quarter 2010 results.  The conference call can be accessed live by telephone at 480-629-9770 to participate in the call.  To listen to the call online, go to the Company’s website at www.bannerbank.com.  A replay will be available for a week at (303) 590-3030, using access code 4367087.

About the Company

Banner Corporation is a $4.6 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates and the relative differences between short and long-term interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; secondary market conditions for loans and our ability to sell loans in the secondary market; results of examinations of us by the Board of Governors of the Federal Reserve System and of our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, institute a formal or informal enforcement action against us or any of the Banks which could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; our compliance with regulatory enforcement actions; the requirements and restrictions that have been imposed upon Banner and Banner Bank under the memoranda of understanding with the Federal Reserve Bank of San Francisco (in the case of Banner) and the FDIC and the Washington DFI (in the case of Banner Bank) and the possibility that Banner and Banner Bank will be unable to fully comply with the memoranda of understanding, which could result in the imposition of additional requirements or restrictions; legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; our ability to attract and retain deposits; further increases in premiums for deposit insurance; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect or result in significant declines in valuation; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; the failure or security breach of computer systems on which we depend; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to implement our business strategies; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; our ability to pay dividends on our common and preferred stock and interest or principal payments on our junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; future legislative changes in the United States Department of Treasury  Troubled Asset Relief Program Capital Purchase Program; and other risks detailed in Banner’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2010 and beyond to differ

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BANR – Third Quarter 2010 Results
October 20, 2010

materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect our operating and stock price performance.

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BANR – Third Quarter 2010 Results
October 20, 2010

RESULTS OF OPERATIONS	Quarters Ended						Nine Months Ended
(in thousands except shares and per share data)	Sep 30, 2010		Jun 30, 2010		Sep 30, 2009		Sep 30, 2010		Sep 30, 2009

INTEREST INCOME:
Loans receivable	$51,162		$52,473		$56,175		$156,394		$168,022
Mortgage-backed securities	972		1,045		1,422		3,143		4,792
Securities and cash equivalents	2,116		2,116		1,976		6,317		6,248
	54,250		55,634		59,573		165,854		179,062

INTEREST EXPENSE:
Deposits	12,301		14,700		20,818		42,799		65,548
Federal Home Loan Bank advances	323		320		630		1,004		2,025
Other borrowings	604		626		655		1,864		1,553
Junior subordinated debentures	1,100		1,047		1,118		3,174		3,700
	14,328		16,693		23,221		48,841		72,826
Net interest income before provision for loan losses	39,922		38,941		36,352		117,013		106,236
PROVISION FOR LOAN LOSSES	20,000		16,000		25,000		50,000		92,000
Net interest income	19,922		22,941		11,352		67,013		14,236
OTHER OPERATING INCOME:
Deposit fees and other service charges	5,702		5,632		5,705		16,494		16,049
Mortgage banking operations	2,519		817		2,065		4,284		7,640
Loan servicing fees	146		315		282		774		260
Miscellaneous	919		243		768		1,788		1,700
	9,286		7,007		8,820		23,340		25,649
Other-than-temporary impairment losses	(3,000)		- -		(1,349)		(4,231)		(1,511)
Net change in valuation of financial instruments carried at fair value	1,366		(821)		5,982		2,453		13,940
Total other operating income	7,652		6,186		13,453		21,562		38,078
OTHER OPERATING EXPENSE:
Salary and employee benefits	17,093		16,793		17,379		50,445		52,508
Less capitalized loan origination costs	(1,731)		(1,740)		(2,060)		(5,076)		(7,010)
Occupancy and equipment	5,546		5,581		5,715		16,731		17,697
Information / computer data services	1,501		1,594		1,551		4,601		4,684
Payment and card processing services	2,018		1,683		1,778		5,125		4,786
Professional services	1,500		1,874		1,456		4,661		3,833
Advertising and marketing	2,025		1,742		1,899		5,717		5,938
Deposit insurance	2,282		2,209		2,219		6,623		7,818
State/municipal business and use taxes	630		533		558		1,643		1,630
Real estate operations	11,757		4,166		2,799		18,981		5,227
Amortization of core deposit intangibles	600		615		646		1,859		1,997
Miscellaneous	3,107		2,974		2,689		8,457		8,205
Total other operating expense	46,328		38,024		36,629		119,767		107,313

Income (loss) before provision for (benefit from) income taxes	(18,754)		(8,897)		(11,824)		(31,192)		(54,999)
PROVISION FOR (BENEFIT FROM ) INCOME TAXES	23,988		(3,951)		(5,376)		18,013		(22,777)
NET INCOME (LOSS)	(42,742)		(4,946)		(6,448)		(49,205)		(32,222)
PREFERRED STOCK DIVIDEND AND DISCOUNT ACCRETION:
Preferred stock dividend	1,550		1,550		1,550		4,650		4,650
Preferred stock discount accretion	398		399		373		1,195		1,119
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(44,690	) $	(6,895	) $	(8,371	) $	(55,050	) $	(37,991)
Earnings (loss) per share available to common shareholder
Basic	$(0.40	) $	(0.28	) $	(0.44	) $	(1.04	) $	(2.11)
Diluted	$(0.40	) $	(0.28	) $	(0.44	) $	(1.04	) $	(2.11)
Cumulative dividends declared per common share	$0.01		$0.01		$0.01		$0.03		$0.03
Weighted average common shares outstanding
Basic	110,514,868		24,452,356		19,022,522		52,690,046		17,982,945
Diluted	110,514,868		24,452,356		19,022,522		52,690,046		17,982,945
Common shares issued in connection with exercise of stock options or DRIP	1,252,200		1,353,589		1,507,485		4,167,348		2,781,905

BANR – Third Quarter 2010 Results
October 20, 2010

FINANCIAL CONDITION
(in thousands except shares and per share data)	Sep 30, 2010	Jun 30, 2010	Sep 30, 2009	Dec 31, 2009

ASSETS
Cash and due from banks	$46,146	$67,322	$60,531	$78,364
Federal funds and interest-bearing deposits	441,977	369,864	270,623	244,641
Securities - at fair value	101,760	105,381	167,944	147,151
Securities - available for sale	153,903	140,342	74,527	95,667
Securities - held to maturity	66,929	73,632	76,630	74,834
Federal Home Loan Bank stock	37,371	37,371	37,371	37,371

Loans receivable:
Held for sale	3,545	4,819	4,781	4,497
Held for portfolio	3,495,340	3,626,685	3,891,413	3,785,624
Allowance for loan losses	(96,435)	(95,508)	(95,183)	(95,269)
	3,402,450	3,535,996	3,801,011	3,694,852

Accrued interest receivable	17,866	16,930	20,912	18,998
Real estate owned held for sale, net	106,376	101,485	53,576	77,743
Property and equipment, net	98,300	99,536	104,469	103,542
Other intangibles, net	9,210	9,811	11,718	11,070
Bank-owned life insurance	56,141	55,477	54,037	54,596
Other assets	58,758	88,459	54,659	83,392
	$4,597,187	$4,701,606	$4,788,008	$4,722,221

LIABILITIES
Deposits:
Non-interest-bearing	$613,313	$548,251	$546,956	$582,480
Interest-bearing transaction and savings accounts	1,459,756	1,403,231	1,305,546	1,341,145
Interest-bearing certificates	1,687,417	1,887,513	2,008,673	1,941,925
	3,760,486	3,838,995	3,861,175	3,865,550

Advances from Federal Home Loan Bank at fair value	46,833	47,003	255,806	189,779
Customer repurchase agreements and other borrowings	178,134	172,737	174,770	176,842
Junior subordinated debentures at fair value	48,394	49,808	47,859	47,694

Accrued expenses and other liabilities	24,624	25,440	28,715	24,020
Deferred compensation	13,877	13,665	12,960	13,208
	4,072,348	4,147,648	4,381,285	4,317,093

STOCKHOLDERS' EQUITY
Preferred stock - Series A	118,602	118,204	117,034	117,407
Common stock	506,418	490,119	327,385	331,538
Retained earnings (accumulated deficit)	(99,575)	(53,768)	(36,402)	(42,077)
Other components of stockholders' equity	(606)	(597)	(1,294)	(1,740)
	524,839	553,958	406,723	405,128
	$4,597,187	$4,701,606	$4,788,008	$4,722,221
Common Shares Issued:
Shares outstanding at end of period	111,461,893	102,954,738	19,933,943	21,539,590
Less unearned ESOP shares at end of period	240,381	240,381	240,381	240,381
Shares outstanding at end of period excluding unearned ESOP shares	111,221,512	102,714,357	19,693,562	21,299,209

Common stockholders' equity per share (1)	$3.65	$4.24	$14.71	$13.51
Common stockholders' tangible equity per share (1) (2)	$3.57	$4.15	$14.11	$12.99

Tangible common stockholders' equity to tangible assets	8.65%	9.08%	5.82%	5.87%
Consolidated Tier 1 leverage capital ratio	12.12%	13.02%	9.66%	9.65%

(1)	- Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2)	- Tangible common equity excludes preferred stock, goodwill, core deposit and other intangibles.

(more)

BANR – Third Quarter 2010 Results
October 20, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Sep 30, 2010		Jun 30, 2010	Sep 30, 2009		Dec 31, 2009
LOANS (including loans held for sale):
Commercial real estate
Owner occupied	$526,599		$503,796	$481,698		$509,464
Investment properties	534,338		553,689	585,206		573,495
Multifamily real estate	150,396		149,980	152,832		153,497
Commercial construction	64,555		84,379	83,937		80,236
Multifamily construction	48,850		56,573	62,614		57,422
One- to four-family construction	174,312		182,928	277,419		239,135
Land and land development
Residential	189,948		228,156	322,030		284,331
Commercial	24,697		29,410	47,182		43,743
Commercial business	596,152		635,130	678,187		637,823
Agricultural business including secured by farmland	210,904		208,815	225,603		205,307
One- to four-family real estate	681,921		702,420	676,928		703,277
Consumer	106,922		103,065	114,354		110,937
Consumer secured by one- to four-family real estate	189,291		193,163	188,204		191,454
Total loans outstanding	$3,498,885		$3,631,504	$3,896,194		$3,790,121
Restructured loans performing under their restructured terms	$46,243		$43,899	$55,161		$43,683
Loans 30 - 89 days past due and on accrual	$18,242		$26,050	$21,243		$34,156
Total delinquent loans (including loans on non-accrual)	$188,584		$203,992	$264,531		$248,006
Total delinquent loans / Total loans outstanding	5.39%		5.62%	6.79%		6.54%

GEOGRAPHIC CONCENTRATION OF LOANS AT
September 30, 2010	Washington		Oregon	Idaho		Other	Total

Commercial real estate
Owner occupied	$399,039		$76,861	$45,561		$5,138	$526,599
Investment properties	397,868		87,980	43,848		4,642	534,338
Multifamily real estate	123,771		12,216	9,968		4,441	150,396
Commercial construction	44,163		8,347	12,045		- -	64,555
Multifamily construction	25,551		23,299	- -		- -	48,850
One- to four-family construction	86,789		76,948	10,575		- -	174,312
Land and land development
Residential	99,078		75,418	15,452		- -	189,948
Commercial	21,126		1,138	2,433		- -	24,697
Commercial business	414,321		97,683	68,150		15,998	596,152
Agricultural business including secured by farmland	110,118		41,328	59,412		46	210,904
One- to four-family real estate	445,190		206,867	27,487		2,377	681,921
Consumer	76,341		23,515	7,066		- -	106,922
Consumer secured by one- to four-family real estate	133,112		42,285	13,394		500	189,291
Total loans outstanding	$2,376,467		$773,885	$315,391		$33,142	$3,498,885
Percent of total loans	67.9%		22.1%	9.0%		1.0%	100.0%

DETAIL OF LAND AND LAND DEVELOPMENT LOANS AT
September 30, 2010	Washington		Oregon	Idaho		Other	Total

Residential
Acquisition & development	$52,580		$47,151	$5,139	$	- -	$104,870
Improved lots	32,910		21,316	1,356		- -	55,582
Unimproved land	13,588		6,951	8,957		- -	29,496
Total residential land and development	$99,078		$75,418	$15,452	$	- -	$189,948
Commercial & industrial
Acquisition & development	$5,257	$	- -	$562	$	- -	$5,819
Improved land	8,751		- -	- -		- -	8,751
Unimproved land	7,118		1,138	1,871		- -	10,127
Total commercial land and development	$21,126		$1,138	$2,433	$	- -	$24,697

(more)

BANR – Third Quarter 2010 Results
October 20, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

		Quarters Ended		Nine Months Ended
CHANGE IN THE	Sep 30, 2010	Jun 30, 2010	Sep 30, 2009	Sep 30, 2010	Sep 30, 2009
ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$95,508	$95,733	$90,694	$95,269	$75,197

Provision	20,000	16,000	25,000	50,000	92,000

Recoveries of loans previously charged off:
Commercial real estate	- -	- -	- -	- -	- -
Multifamily real estate	- -	- -	- -	- -	- -
Construction and land	163	235	299	785	617
One- to four-family real estate	54	71	21	125	112
Commercial business	204	595	120	2,089	439
Agricultural business, including secured by farmland	9	- -	6	9	28
Consumer	77	69	152	205	215
	507	970	598	3,213	1,411
Loans charged off:
Commercial real estate	(1)	- -	- -	(93)	- -
Multifamily real estate	- -	- -	- -	- -	- -
Construction and land	(11,802)	(12,255)	(16,614)	(31,781)	(56,321)
One- to four-family real estate	(1,134)	(2,128)	(856)	(5,377)	(3,128)
Commercial business	(5,802)	(1,447)	(3,060)	(12,033)	(9,292)
Agricultural business, including secured by farmland	(492)	(986)	- -	(1,480)	(3,186)
Consumer	(349)	(379)	(579)	(1,283)	(1,498)
	(19,580)	(17,195)	(21,109)	(52,047)	(73,425)
Net charge-offs	(19,073)	(16,225)	(20,511)	(48,834)	(72,014)

Balance, end of period	$96,435	$95,508	$95,183	$96,435	$95,183

Net charge-offs / Average loans outstanding	0.53%	0.44%	0.53%	1.34%	1.83%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Sep 30, 2010	Jun 30, 2010	Sep 30, 2009	Dec 31, 2009
Specific or allocated loss allowance
Commercial real estate	$6,988	$7,042	$7,580	$8,278
Multifamily real estate	3,870	2,364	89	90
Construction and land	38,666	45,601	49,829	45,209
One- to four-family real estate	3,555	3,530	2,304	2,912
Commercial business	23,114	23,905	20,906	22,054
Agricultural business, including secured by farmland	2,486	679	1,540	919
Consumer	1,899	1,890	1,758	1,809

Total allocated	80,578	85,011	84,006	81,271

Estimated allowance for undisbursed commitments	1,534	909	2,202	1,594
Unallocated	14,323	9,588	8,975	12,404

Total allowance for loan losses	$96,435	$95,508	$95,183	$95,269

Allowance for loan losses / Total loans outstanding	2.76%	2.63%	2.44%	2.51%

Allowance for loan losses / Non-performing loans	57%	54%	39%	45%

(more)

BANR – Third Quarter 2010 Results
October 20, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2010	Jun 30, 2010	Sep 30, 2009		Dec 31, 2009

NON-PERFORMING ASSETS

Loans on non-accrual status
Secured by real estate:
Commercial	$17,709	$9,433	$8,073		$7,300
Multifamily	1,758	363	- -		383
Construction and land	95,317	110,931	193,281		159,264
One- to four-family	17,026	19,878	18,107		14,614
Commercial business	24,975	23,474	15,070		21,640
Agricultural business, including secured by farmland	6,519	7,556	5,868		6,277
Consumer	2,531	3,588	- -		3,923
	165,835	175,223	240,399		213,401

Loans more than 90 days delinquent, still on accrual
Secured by real estate:
Commercial	437	1,137	- -		- -
Multifamily	- -	- -	- -		- -
Construction and land	1,469	692	2,090		- -
One- to four-family	2,089	772	690		358
Commercial business	350	- -	- -		- -
Agricultural business, including secured by farmland	- -	- -	- -		- -
Consumer	162	118	109		91
	4,507	2,719	2,889		449
Total non-performing loans	170,342	177,942	243,288		213,850
Securities on non-accrual	500	3,500	1,236		4,232
Real estate owned (REO) and repossessed assets	106,531	101,701	53,765		77,802
Total non-performing assets	$277,373	$283,143	$298,289		$295,884

Total non-performing assets / Total assets	6.03%	6.02%	6.23%		6.27%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
September 30, 2010	Washington	Oregon	Idaho		Other	Total
Secured by real estate:
Commercial	$13,849	$910	$3,387	$	- -	$18,146
Multifamily	1,758	- -	- -		- -	1,758
Construction and land
One- to four-family construction	11,984	9,892	7,228		- -	29,104
Commercial construction	1,538	- -	- -		- -	1,538
Multifamily construction	6,651	- -	- -		- -	6,651
Residential land acquisition & development	24,963	14,964	458		- -	40,385
Residential land improved lots	3,959	4,237	641		- -	8,837
Residential land unimproved	7,198	- -	360		- -	7,558
Commercial land acquisition & development	- -	- -	- -		- -	- -
Commercial land improved	2,457	- -	- -		- -	2,457
Commercial land unimproved	256	- -	- -		- -	256
Total construction and land	59,006	29,093	8,687		- -	96,786
One- to four-family	12,062	5,020	2,033		- -	19,115
Commercial business	19,177	5,029	694		425	25,325
Agricultural business, including secured by farmland	1,425	43	5,051		- -	6,519
Consumer	2,390	85	218		- -	2,693
Total non-performing loans	109,667	40,180	20,070		425	170,342
Securities on non-accrual	- -	- -	500		- -	500
Real estate owned (REO) and repossessed assets	52,657	42,152	11,722		- -	106,531
Total non-performing assets at end of the period	$162,324	$82,332	$32,292		$425	$277,373

(more)

BANR – Third Quarter 2010 Results
October 20, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Quarters Ended		Nine Months Ended

REAL ESTATE OWNED	Sep 30, 2010	Sep 30, 2009	Sep 30, 2010	Sep 30, 2009

Balance, beginning of period	$101,485	$56,967	$77,743	$21,782
Additions for loan foreclosures	24,911	10,013	70,123	62,051
Additions from capitalized costs	841	1,689	2,357	4,352
Dispositions of REO	(12,145)	(13,439)	(32,592)	(25,615)
Transfers to property and equipment	- -	- -	- -	(7,030)
Gain (loss) on sale of REO	(133)	(188)	(1,332)	(385)
Valuation adjustments in the period	(8,583)	(1,466)	(9,923)	(1,579)
Balance, end of period	$106,376	$53,576	$106,376	$53,576

	Quarters Ended

REAL ESTATE OWNED- FIVE COMPARATIVE QUARTERS	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009

Balance, beginning of period	$101,485	$95,074	$77,743	$53,576	$56,967
Additions for loan foreclosures	24,911	17,966	27,327	39,802	10,013
Additions from capitalized costs	841	380	1,136	1,712	1,689
Dispositions of REO	(12,145)	(10,451)	(9,915)	(17,094)	(13,439)
Gain (loss) on sale of REO	(133)	(660)	(701)	(189)	(188)
Valuation adjustments in the period	(8,583)	(824)	(516)	(64)	(1,466)
Balance, end of period	$106,376	$101,485	$95,074	$77,743	$53,576

REAL ESTATE OWNED- BY TYPE AND STATE	Washington	Oregon	Idaho	Total

Commercial real estate	$10,300	$ - -	$ - -	$10,300
One- to four-family construction	891	2,260	- -	3,151
Land development- commercial	6,168	6,065	225	12,458
Land development- residential	25,257	26,180	7,620	59,057
Agricultural land	329	- -	1,782	2,111
One- to four-family real estate	9,593	7,611	2,095	19,299
Total	$52,538	$42,116	$11,722	$106,376

(more)

BANR – Third Quarter 2010 Results
October 20, 2010

DEPOSITS & OTHER BORROWINGS
	Sep 30, 2010	Jun 30, 2010	Sep 30, 2009	Dec 31, 2009
DEPOSIT COMPOSITION

Non-interest-bearing	$613,313	$548,251	$546,956	$582,480

Interest-bearing checking	359,923	368,418	329,820	360,256
Regular savings accounts	618,144	593,591	521,663	538,765
Money market accounts	481,689	441,222	454,063	442,124

Interest-bearing transaction & savings accounts	1,459,756	1,403,231	1,305,546	1,341,145

Interest-bearing certificates	1,687,417	1,887,513	2,008,673	1,941,925

Total deposits	$3,760,486	$3,838,995	$3,861,175	$3,865,550

INCLUDED IN TOTAL DEPOSITS

Public transaction accounts	$72,076	$85,292	$44,645	$78,202
Public interest-bearing certificates	82,045	81,668	98,906	88,186

Total public deposits	$154,121	$166,960	$143,551	$166,388

Total brokered deposits	$144,013	$145,571	$186,087	$165,016

INCLUDED IN OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$128,149	$122,755	$124,795	$124,330

GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
September 30, 2010	Washington	Oregon	Idaho	Total

	$2,890,015	$607,279	$263,192	$3,760,486

			Minimum for Capital Adequacy
REGULATORY CAPITAL RATIOS AT	Actual		or "Well Capitalized"
September 30, 2010	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated
Total capital to risk-weighted assets	$607,037	16.95%	$286,424	8.00%
Tier 1 capital to risk-weighted assets	561,645	15.69%	143,212	4.00%
Tier 1 leverage capital to average assets	561,645	12.12%	185,305	4.00%

Banner Bank
Total capital to risk-weighted assets	515,451	15.18%	339,547	10.00%
Tier 1 capital to risk-weighted assets	472,370	13.91%	203,728	6.00%
Tier 1 leverage capital to average assets	472,370	10.77%	219,367	5.00%

Islanders Bank
Total capital to risk-weighted assets	28,794	13.88%	20,740	10.00%
Tier 1 capital to risk-weighted assets	26,457	12.76%	12,444	6.00%
Tier 1 leverage capital to average assets	26,457	11.03%	12,049	5.00%

(more)

BANR – Third Quarter 2010 Results
October 20, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Nine Months Ended

OPERATING PERFORMANCE	Sep 30, 2010	Jun 30, 2010	Sep 30, 2009	Sep 30, 2010	Sep 30, 2009

Average loans	$3,570,143	$3,677,140	$3,905,763	$3,657,281	$3,924,487
Average securities	388,711	391,067	386,736	391,440	389,150
Average interest earning cash	405,377	216,576	74,624	266,351	30,774
Average non-interest-earning assets	276,261	268,864	219,780	265,792	204,414
Total average assets	$4,640,492	$4,553,647	$4,586,903	$4,580,864	$4,548,825

Average deposits	$3,776,198	$3,830,659	$3,821,065	$3,802,291	$3,731,782
Average borrowings	334,700	349,997	377,976	352,551	408,111
Average non-interest-bearing liabilities	(36,164)	(38,527)	(25,527)	(37,048)	(17,357)

Total average liabilities	4,074,734	4,142,129	4,173,514	4,117,794	4,122,536

Total average stockholders' equity	565,758	411,518	413,389	463,070	426,289
Total average liabilities and equity	$4,640,492	$4,553,647	$4,586,903	$4,580,864	$4,548,825

Interest rate yield on loans	5.69%	5.72%	5.71%	5.72%	5.72%
Interest rate yield on securities	2.91%	3.11%	3.43%	3.07%	3.77%
Interest rate yield on cash	0.24%	0.23%	0.27%	0.23%	0.24%
Interest rate yield on interest-earning assets	4.93%	5.21%	5.41%	5.14%	5.51%

Interest rate expense on deposits	1.29%	1.54%	2.16%	1.50%	2.35%
Interest rate expense on borrowings	2.40%	2.28%	2.52%	2.29%	2.38%
Interest rate expense on interest-bearing liabilities	1.38%	1.60%	2.19%	1.57%	2.35%

Interest rate spread	3.55%	3.61%	3.22%	3.57%	3.16%

Net interest margin	3.63%	3.65%	3.30%	3.63%	3.27%

Other operating income / Average assets	0.65%	0.54%	1.16%	0.63%	1.12%

Other operating income (loss) EXCLUDING change in valuation of
financial instruments carried at fair value / Average assets (1)	0.54%	0.62%	0.65%	0.56%	0.71%

Other operating expense / Average assets	3.96%	3.35%	3.17%	3.50%	3.15%

Efficiency ratio (other operating expense / revenue)	97.38%	84.26%	73.54%	86.43%	74.36%

Return (Loss) on average assets	(3.65%)	(0.44%)	(0.56%)	(1.44%)	(0.95%)

Return (Loss) on average equity	(29.97%)	(4.82%)	(6.19%)	(14.21%)	(10.11%)

Return (Loss) on average tangible equity (2)	(30.49%)	(4.94%)	(6.37%)	(14.52%)	(10.42%)

Average equity / Average assets	12.19%	9.04%	9.01%	10.11%	9.37%

(1)	- Earnings information excluding the fair value adjustments and goodwill impairment charge (alternately referred to as operating income (loss) from core operations and expenses from core operations) represent non-GAAP (Generally Accepted
Accounting Principles) financial measures.

(2)	- Average tangible equity excludes goodwill, core deposit and other intangibles.